UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 7, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 - 3Bonus Plan for Executive Officers

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2009, the Compensation Committee of the Board of Directors of 3Com Corporation, or the Committee, made the executive compensation determinations set forth below.
Change to Base Salaries and Titles. The Board approved a title change, and the Compensation Committee increased the annual base salary, of Dr. Shusheng Zheng. Dr. Zheng’s title is now Executive Vice President, 3Com and Chief Executive Officer, H3C. Dr. Zheng’s annual base salary was increased from 2,400,000 RMB to 2,950,000 RMB (approximately US$432,000). The Committee also increased the annual base salary of Jay Zager, our Executive Vice President, Chief Financial Officer, from $400,000 to $430,000.
Special Bonus Determination. The Committee granted a special bonus to Dr. Zheng in the amount of $70,000 in recognition of his contribution to 3Com’s overall fiscal year 2009 results through his leadership of the China-based business.
Equity Grants for FY2010 and Emphasis on Performance-Based Features. The Committee determined that all executives will have equity-based long-term incentives in fiscal year 2010. The Committee shifted the emphasis towards equity with performance-contingent features to further promote pay-for-performance.
Each executive will be granted performance-restricted stock units (PRS) and performance-accelerated stock options (PASO). In addition, the Committee granted time-vesting restricted stock units (TRS), vesting annually in three equal installments over three years, to Dr. Zheng. Dr. Zheng will receive the TRS grant and additional PASOs in recognition of his promotion and to bring his overall compensation portfolio more in line with internal and external peer executives.
The equity grants for each executive for fiscal year 2010 are listed in the table below.

Name	PRS (Targets)	PASO	TRS
Robert Mao, CEO	322,000	644,000
Ronald Sege, EVP, COO	103,000	206,000
Jay Zager, EVP, CFO	90,000	180,000
Dr. Shusheng Zheng, EVP, 3Com; CEO, H3C	103,000	850,000	397,000
Neal Goldman, EVP, CALO	90,000	180,000
Performance-Restricted Stock Units, or PRSs: the actual number of earned units will be determined based on the Company’s performance for FY2010, of which 50% will be based on consolidated revenue and 50% will be based on consolidated non-GAAP operating profit margin percent. A “threshold”, “target”, and “maximum” level has been established for each metric. The “target” for each metric was based on the Board-approved business plan for fiscal year 2010. The total number of earned RSUs, if any, will vest in three equal increments on the first three anniversaries of the grant date.
Performance-Accelerated Stock Options, or PASOs: the vesting of the PASO will occur three years from the date of the grant, with accelerated vesting upon the meeting of a consolidated revenue target and a consolidated non-GAAP operating profit margin percent target for fiscal year 2010. Both targets must be met for the accelerated vesting to occur, such vesting to occur in three equal increments on the first three anniversaries of the grant date.
3Bonus Plan for Executive Officers — Omnibus Plan Document. The Committee adopted a new 3Bonus Plan for Executive Officers that sets forth a list of performance goals and criteria to choose from in setting each fiscal period’s specific metrics. The material terms of the plan are as follows:

•	Purpose: to provide incentives in the form of cash bonuses to the Company’s executive officers to make significant contributions to the Company’s success and profitability;

•	Administration: the plan shall be administered by the Compensation Committee, who shall determine the executive officers who will participate in the plan, set the plan periods, set target bonus amounts (including weightings and threshold/target/maximum amounts), establish performance goals, and make other determinations under the plan;

•	Performance Goals: goals related to the performance of the Company, any of its divisions, business units, subsidiaries, regions, products or lines of business, and/or the Participant personally may be based on any one or more of the following criteria: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit (GAAP or non-GAAP); return on research and development investment; market capitalization; product development and improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; and any other financial metric(s) and/or operational or strategic programs. Personal performance may be a multiplier against other performance goals.

•	Determinations: the Committee shall determine the extent to which the respective performance goals and any other material terms of the bonus awards have been satisfied, and may determine to accelerate achievement or waive criteria in its discretion; and

•	Unfunded Nature: the plan shall be unfunded.
Executive Officer Cash Bonus Criteria for the First Half of Fiscal Year 2010. The Committee set specified financial goals under the Omnibus Plan for executive officer 3Bonus (1st half, FY2010) for the following metrics, each of which can be met individually and independent of attainment of other metrics (the weighting of each metric based on a 100% target bonus opportunity is in parens):
•	consolidated revenue (50%)

•	consolidated non-GAAP operating profit (25%) and

•	consolidated cash from operations (25%).
For each financial metric, the bonus potential ranges from 50%-200% of the target amounts previously disclosed for each executive, based on the degree of attainment of the specified financial metrics. For each metric described above, the Committee set goals for bonus at three levels, based on the Board-approved business plan for FY2010:
•	“threshold” (the achievement of which will result in a bonus opportunity amount of 50% of target bonus amounts);

•	“target” (the achievement of which will result in a bonus opportunity amount of 100% of target bonus amounts); and

•	“maximum” (the achievement of which will result in a bonus opportunity amount of 200% of target bonus amounts).
In addition, the actual bonus opportunity amount will be based on a sliding scale for achievement attained in between specified levels, although for any single metric no amount will count towards the bonus opportunity unless, at a minimum, the “threshold” achievement level is attained for that metric.
ITEM 9.01 Financial Statements and Exhibits
               (d) Exhibits

Exhibit Number	Description

10.1	3Bonus Plan for Executive Officers*

*	Indicates a management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: July 13, 2009	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	3Bonus Plan for Executive Officers*

*	Indicates a management contract or compensatory plan.